Exhibit 99.1

Contacts:	Phillip D. Kramer	Brad A. Thielemann
	Executive VP and CFO	Manager, Special Projects
	713/646-4560—800/564-3036	713/646-4222—800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Strong Financial Results for Third Quarter 2005—
Net Income Up 65%; Net Income Per Unit Up 34%;
EBITDA Up 47%

(Houston—October 27, 2005) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $69.0 million, or $0.79 per diluted limited partner unit, for the third quarter of 2005. These financial results represent an increase of 65% and 34%, respectively, over net income of $41.7 million, or $0.59 per diluted limited partner unit, for the third quarter of 2004. For the first nine months of 2005, the Partnership reported net income of $164.1 million, or $2.07 per diluted limited partner unit, an increase of 56% and 31%, respectively, over net income of $105.3 million, or $1.58 per diluted limited partner unit, for the first nine months of 2004.

As reported, earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2005 were $104.6 million, an increase of 47% as compared with EBITDA of $71.2 million for the third quarter of 2004. EBITDA for the first nine months of 2005 was $267.0 million, an increase of 46% as compared with EBITDA of $183.4 million for the first nine months of 2004. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“Plains All American reported strong operating and financial results for the third quarter of 2005 and continued the Partnership’s year-to-date record financial performance,” said Greg L. Armstrong, Chairman and CEO of the Partnership. “These results were driven by solid performance from both our pipeline and our gathering, marketing, terminalling and storage segments and were achieved despite the adverse impacts of Hurricanes Katrina and Rita. The Partnership’s extensive asset base, proven business model and growing inventory of organic expansion projects continue to generate sustainable distributable cash flow growth.” Armstrong also noted that the Partnership continued to follow a disciplined financial growth strategy, as recent capital markets activities further improved its liquidity and financial flexibility and strengthened its overall capital structure.

Reported results include the impact of various items that affect comparability between reporting periods. Adjusting for selected items impacting comparability, the Partnership’s third quarter 2005 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $71.1 million, $0.95 per diluted unit, and $106.6 million, respectively. Similarly, the Partnership’s third quarter 2004 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $38.1 million, $0.53 per diluted unit, and $67.6 million, respectively. On a comparable basis, third quarter 2005 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA increased 86%, 78% and 58%, respectively, over third quarter 2004.

The following table summarizes selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(Dollars in millions, except per unit data)
Long-Term Incentive Plan (“LTIP”) charge	$(6.7)	—	$(16.9)	(4.2)
Cumulative effect of change in accounting principle	—	—	—	(3.1)
Gain/(Loss) on foreign currency revaluation	(1.6)	2.9	(1.4)	3.4
Pro forma additional GP distribution under EITF 03-06(1)	—	—	—	—
SFAS 133 mark-to-market adjustment	6.3	0.9	(20.0)	1.4
Other	—	(0.1)	—	(0.1)
Total	$(2.1)	$3.6	$(38.3)	$(2.6)
Per Basic Limited Partner Unit(1)	$(0.16)	$0.05	$(0.67)	$(0.04)
Per Diluted Limited Partner Unit(1)	$(0.16)	$0.05	$(0.66)	$(0.04)

Note: Figures may not sum due to rounding.

(1)                 For the third quarter and nine month period ended September 30, 2005, the Partnership’s net income exceeded the cash distribution paid during such periods, which required the application of Emerging Issues Task Force Issue No. 03-06: “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-06”). This theoretical calculation does not impact the Partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by $0.13 and $0.12 for the third quarter and first nine months of 2005, respectively.

The following table presents certain selected financial information by segment for the third quarter reporting periods:

		Gathering,
		Marketing,
		Terminalling
	Pipeline	& Storage
	Operations	Operations(4)
	(in millions)
Three Months Ended September 30, 2005
Revenues(1)	$303.3	$8,395.8
Purchases and related costs(1)	(206.7)	(8,292.7)
Field operating costs (excluding LTIP charge)	(37.0)	(30.4)
LTIP charge—operations	(0.3)	(0.6)
Segment G&A expenses (excluding LTIP charge)(2)	(10.2)	(10.5)
LTIP charge—general and administrative	(3.4)	(2.4)
Segment profit	$45.7	$59.2
SFAS 133 mark-to-market impact(3)	$—	$6.3
Maintenance capital	$2.9	$1.3
Three Months Ended September 30, 2004
Revenues(1)	$227.4	$5,675.0
Purchases and related costs(1)	(138.8)	(5,611.6)
Field operating costs	(33.6)	(27.6)
Segment G&A expenses(2)	(11.0)	(8.5)
Segment profit	$44.0	$27.3
SFAS 133 mark-to-market impact(3)	$—	$0.9
Maintenance capital	$2.0	$1.0

(1)                 Includes intersegment amounts.

(2)                 Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                 Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods.

(4)                 Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

Excluding selected items impacting comparability in both periods, segment profit from pipeline operations in the third quarter of 2005 was $49.4 million versus $44.0 million for the third quarter of 2004 on average daily pipeline volumes of 1.8 million barrels per day versus 1.6 million barrels per day. Third quarter 2005 pipeline segment profit was reduced by approximately $3.0 million due to market rate adjustments made by the Partnership to tariffs on certain pipelines formerly owned by Link Energy. As a result of these lower tariffs on barrels shipped by PAA in connection with its gathering and marketing activities, segment profit from gathering, marketing, terminalling and storage was increased by a comparable amount. Excluding selected items impacting comparability in both periods, segment profit from gathering, marketing, terminalling and storage operations was up approximately 144% over the corresponding period in 2004 as a result of favorable market conditions, including the continuation of a prolonged contango price curve with volatility, as well as the tariff adjustments noted above.

For the first nine months of 2005, the Partnership’s adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $202.4 million, $2.73 per diluted unit, and $305.3 million, respectively. Similarly, the Partnership’s adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA for the first nine months of 2004 were $107.9 million, $1.62 per diluted unit, and $186.0 million, respectively. On a comparable basis, adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2005 increased 88%, 69% and 64%, respectively, over the first nine months of 2004.

The following table presents certain selected financial information by segment for the first nine-month reporting periods:

		Gathering,
		Marketing,
		Terminalling
	Pipeline	& Storage
	Operations	Operations(4)
	(in millions)
Nine Months Ended September 30, 2005
Revenues(1)	$811.1	$21,753.0
Purchases and related costs(1)	(526.2)	(21,496.8)
Field operating costs (excluding LTIP charge)	(108.8)	(89.1)
LTIP charge—operations	(0.7)	(1.4)
Segment G&A expenses (excluding LTIP charge)(2)	(29.6)	(30.5)
LTIP charge—general and administrative	(8.7)	(6.0)
Segment profit	$137.1	$129.2
SFAS 133 mark-to-market impact(3)	$—	$(20.0)
Maintenance capital	$8.2	$4.0
Nine Months Ended September 30, 2004
Revenues(1)	$639.5	$14,247.6
Purchases and related costs(1)	(408.4)	(14,075.8)
Field operating costs (excluding LTIP charge)	(84.8)	(73.3)
LTIP charge—operations	(0.1)	(0.4)
Segment G&A expenses (excluding LTIP charge)(2)	(27.3)	(27.2)
LTIP charge—general and administrative	(1.7)	(2.0)
Segment profit	$117.2	$68.9
SFAS 133 mark-to-market impact(3)	$—	$1.4
Maintenance capital	$4.1	$2.0

(1)                 Includes intersegment amounts.

(2)                 Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                 Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods.

(4)                 Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

The Partnership’s basic weighted average units outstanding for the third quarter of 2005 totaled 68.0 million (69.4 million diluted) as compared to 65.8 million (65.8 million diluted) in last year’s third quarter. At October 24, 2005, the Partnership had approximately 73.8 million units outstanding. At September 30, 2005 the Partnership had long-term debt of $952.4 million and a long-term debt-to-total capitalization ratio of approximately 42%.

On October 25, 2005, the Partnership declared a cash distribution of $0.675 per unit ($2.70 per unit on an annualized basis) on its outstanding limited partner units. The distribution will be paid on November 14, 2005, to holders of record of such units at the close of business on November 4, 2005. The distribution represents an increase of 12.5% over the November 2004 distribution and approximately 3.85% over the August 2005 distribution. This represents the 13th distribution increase for the Partnership in the last 19 quarters.

The Partnership today furnished a current report on Form 8-K, which included material in this press release and financial and operational guidance for the fourth quarter and full year 2005 and preliminary guidance for 2006. A copy of the Form 8-K is available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call:

The Partnership will host a conference call to discuss the results and other forward-looking items on Thursday, October 27, 2005. Specific items to be addressed in this call include:

1.                A brief review of the Partnership’s third quarter performance;

2.                A status report on expansion and organic growth projects and recent acquisition activity;

3.                A discussion of capitalization and liquidity;

4.                A review of financial and operating guidance for the fourth quarter of 2005 and preliminary guidance for the full year of 2006; and

5.                Comments regarding the Partnership’s positioning for the future.

The call will begin at 10:00 AM (Central). To participate in the call, please call 877-709-8150, or, for international callers, 201-689-8354 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations”, and then choose “Conference Calls”. Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions:

Call 877-660-6853 or international call 201-612-7415 and enter acct # 232 and replay # 173133

The replay will be available beginning Thursday, October 27, 2005, at approximately 1:00 PM (Central) and continue until 11:59pm (Central) Monday, October 31, 2005.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; the success of our risk management activities; the availability of, and ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from historical operations; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; declines in volumes shipped on the Basin Pipeline, Capline Pipeline and our other pipelines by the Partnership or third party shippers; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate; successful third party drilling efforts in areas in which we operate pipelines or gather crude oil; demand for natural gas or various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements; fluctuations in refinery capacity in areas supplied by our transmission lines; interruptions in service and fluctuations in rates of third party pipelines; the effects of competition; continued credit worthiness of, and performance by, our counterparties; the impact of crude oil and natural gas price fluctuations; the impact of current and future laws, rulings and government regulations; shortages or cost increases in power supplies, materials and labor (including the direct and indirect effects of Hurricanes Katrina and Rita on the availability of materials, the cost of natural gas and the demand for oil-field services); weather interference with business operations or project construction, including the continued impact of hurricanes Katrina and Rita; the currency exchange rate of the Canadian dollar; fluctuation in the debt and equity capital markets (including the price of our units at the time of vesting under our LTIP); general economic, market or business conditions; and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas (“LPG”) discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products, in the United States and Canada. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the Partnership is engaged in the development and operation of natural gas storage facilities. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

# # #

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousand, except per unit data) (continued)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES	$8,664,364	$5,867,005	$22,463,567	$14,803,384
COSTS AND EXPENSES
Crude oil and LPG purchases and related costs	8,464,657	5,715,053	21,922,507	14,400,426
Field operating costs (excluding LTIP charge)	67,488	61,203	197,810	158,053
LTIP charge—operations	851	—	2,170	567
General and administrative expenses (excluding LTIP charge)	20,645	19,484	60,059	54,565
LTIP charge—general & administrative	5,871	—	14,717	3,661
Depreciation and amortization	19,946	16,768	58,512	45,887
Total costs and expenses	8,579,458	5,812,508	22,255,775	14,663,159
Gain/(loss) on sale of assets	(21)	559	424	643
OPERATING INCOME	84,885	55,056	208,216	140,868
OTHER INCOME/(EXPENSE)
Interest expense	(15,618)	(12,702)	(44,429)	(32,201)
Interest and other income (expense), net	(269)	(620)	301	(250)
Income before cumulative effect of change in accounting principle	68,998	41,734	164,088	108,417
Cumulative effect of change in accounting principle	—	—	—	(3,130)
NET INCOME	$68,998	$41,734	$164,088	$105,287
NET INCOME—LIMITED PARTNERS	$63,922	$38,738	$150,790	$97,692
NET INCOME—GENERAL PARTNER	$5,076	$2,996	$13,298	$7,595
BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.81	$0.59	$2.11	$1.63
Cumulative effect of change in accounting principle	—	—	—	(0.05)
Basic net income per limited partner unit	$0.81	$0.59	$2.11	$1.58
DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.79	$0.59	$2.07	$1.63
Cumulative effect of change in accounting principle	—	—	—	(0.05)
Diluted net income per limited partner unit	$0.79	$0.59	$2.07	$1.58
BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	67,971	65,776	67,795	61,929
DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	69,373	65,776	68,939	61,929
OPERATING DATA (in thousands)(1)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	51	52	51	55
Basin	290	279	283	275
Capline	129	122	144	115
West Texas/New Mexico Area Systems(2)	428	391	422	325
Canada	250	273	255	257
Other	601	418	559	343
Pipeline margin activities	65	72	69	72
Total	1,814	1,607	1,783	1,442
Crude oil lease gathering	598	625	616	576
LPG sales	41	38	50	39

(1)                 Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(2)                 The aggregate of eleven systems in the West Texas/New Mexico area.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousand, except per unit data) (continued)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	September 30,	December 31,
	2005	2004
ASSETS
Current assets	$2,128,134	$1,101,202
Property and equipment, net	1,832,338	1,727,622
Pipeline linefill in owned assets	167,100	168,352
Inventory in third party assets	70,171	59,279
Other long-term assets, net	200,937	103,956
Total Assets	$4,398,680	$3,160,411
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$2,101,017	$1,113,717
Long-term debt under credit facilities and other	5,603	151,753
Senior notes, net of unamortized discount	946,841	797,271
Other long-term liabilities and deferred credits	36,153	27,466
Total Liabilities	3,089,614	2,090,207
Partners’ capital	1,309,066	1,070,204
Total Liabilities and Partners’ Capital	$4,398,680	$3,160,411

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Net income	$68,998	$41,734	$164,088	$105,287
Less:
General partner’s incentive distribution paid	(3,771)	(2,205)	(10,221)	(5,601)
Subtotal	65,227	39,529	153,867	99,686
General partner 2% ownership	(1,305)	(791)	(3,077)	(1,994)
Net income available to limited partners	63,922	38,738	150,790	97,692
Pro forma additional general partner’s incentive distribution(1)	(9,118)	—	(8,036)	—
Numerator for basic and diluted earnings per limited partner unit
Net Income available for limited partners under EITF 03-06	$54,804	$38,738	$142,754	$97,692
Denominator:
Denominator for basic earnings per limited partner unit—weighted average number of limited partner units	67,971	65,776	67,795	61,929
Effect of dilutive securities:
Weighted average 2005 LTIP units	1,402	—	1,144	—
Denominator for diluted earnings per limited partner unit—weighted average number of limited partner units	69,373	65,776	68,939	61,929
Basic net income per limited partner unit(1)	$0.81	$0.59	$2.11	$1.58
Diluted net income per limited partner unit(1)	$0.79	$0.59	$2.07	$1.58

(1)                 Reflects pro forma full distribution of earnings under Emerging Issues Task Force Issue No. 03-06 (“EITF 03-06”). The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.13 and $0.12 for the third quarter and first nine months of 2005, respectively.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousand, except per unit data) (continued)

FINANCIAL DATA RECONCILIATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$104,562	$71,204	$267,029	$183,375
Depreciation and amortization	(19,946)	(16,768)	(58,512)	(45,887)
Earnings before interest and taxes (“EBIT”)	84,616	54,436	208,517	137,488
Interest expense	(15,618)	(12,702)	(44,429)	(32,201)
Net Income	$68,998	$41,734	$164,088	$105,287
Cash flow from operating activities reconciliation
EBITDA	$104,562	$71,204	$267,029	$183,375
Interest expense	(15,618)	(12,702)	(44,429)	(32,201)
Net change in assets and liabilities, net of acquisitions	(87,238)	(87,748)	(709,785)	(40,254)
Other items to reconcile to cash flows from operating activities:
Cumulative effect of change in accounting principle	—	—	—	3,130
Non-cash (gain)/loss on foreign currency revaluation	1,363	(2,850)	445	(3,423)
Net cash paid for terminated interest rate swaps	—	(1,465)	(865)	(1,465)
SFAS 133 mark-to-market adjustment	(6,285)	(875)	20,042	(1,431)
LTIP charge	6,722	—	16,887	4,228
Non-cash amortization of terminated interest rate swaps	411	377	1,201	1,092
Net cash provided by (used in) operating activities	$3,917	$(34,059)	$(449,475)	$113,051
Funds flow from operations (FFO)
Net Income	$68,998	$41,734	$164,088	$105,287
Depreciation and amortization	19,946	16,768	58,512	45,887
Non-cash amortization of terminated interest rate swaps	411	377	1,201	1,092
FFO	89,355	58,879	223,801	152,266
Maintenance capital expenditures	(4,196)	(3,057)	(12,235)	(6,121)
FFO after maintenance capital expenditures	$85,159	$55,822	$211,566	$146,145

FINANCIAL MEASURES EXCLUDING SELECTED ITEMS IMPACTING COMPARABILITY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Selected items impacting comparability
Long-Term Incentive Plan (“LTIP”) charge	$(6,722)	$—	$(16,887)	$(4,228)
Cumulative effect of change in accounting principle	—	—	—	(3,130)
Gain/(Loss) on foreign currency revaluation	(1,617)	2,850	(1,379)	3,423
SFAS 133 mark-to-market adjustment	6,285	875	(20,042)	1,431
Other	—	(99)	—	(99)
Pro forma additional GP distribution under EITF 03-06(1)	—	—	—	—
Selected items impacting comparability	(2,054)	3,626	(38,308)	(2,603)
GP 2% portion of selected items impacting comparability	41	(73)	766	52
LP 98% portion of selected items impacting comparability	$(2,013)	$3,553	$(37,542)	$(2,551)
Impact to basic net income per limited partner unit(1)	$(0.16)	$0.05	$(0.67)	$(0.04)
Impact to diluted net income per limited partner unit(1)	$(0.16)	$0.05	$(0.66)	$(0.04)

(1)                 The application of EITF 03-06 negatively impacted  basic and diluted earnings per limited partner unit by approximately $0.13 and $0.12 for the third quarter and first nine months of 2005, respectively.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (in thousand, except per unit data) (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net Income	$68,998	$41,734	$164,088	$105,287
Selected items impacting comparability	2,054	(3,626)	38,308	2,603
Adjusted Net Income	$71,052	$38,108	$202,396	$107,890
Net Income available for limited partners under EITF 03-06	$54,804	$38,738	$142,754	$97,692
Limited partners 98% of selected items impacting comparability	2,013	(3,553)	37,542	2,551
Pro forma additional general partner distribution under EITF 03-06	9,118	—	8,036	—
Adjusted limited partners Net Income	$65,935	$35,185	$188,332	$100,243
Adjusted Basic Net Income per limited partner unit	$0.97	$0.53	$2.78	$1.62
Adjusted Diluted Net Income per limited partner unit	$0.95	$0.53	$2.73	$1.62
Basic weighted average units outstanding	67,971	65,776	67,795	61,929
Diluted weighted average units outstanding	69,373	65,776	68,939	61,929
EBITDA excluding selected items impacting comparability
EBITDA	$104,562	$71,204	$267,029	$183,375
Selected items impacting comparability	2,054	(3,626)	38,308	2,603
Adjusted EBITDA	$106,616	$67,578	$305,337	$185,978

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
	Pipeline	GMT&S	Pipeline	GMT&S
2005 Segment profit excluding selected items impacting comparability
Reported segment profit	$45,660	$59,188	$137,095	$129,205
Selected items impacting comparability of segment profit:
LTIP charge	3,711	3,011	9,412	7,475
(Gain)/Loss on foreign currency revaluation	—	1,617	—	1,379
SFAS 133 mark-to-market adjustment	—	(6,285)	—	20,042
Segment profit excluding selected items impacting comparability	$49,371	$57,531	$146,507	$158,101

	Three Months Ended		Nine Months Ended
	September 30, 2004		September 30, 2004
	Pipeline	GMT&S	Pipeline	GMT&S
2004 Segment profit excluding selected items impacting comparability
Reported segment profit	$43,970	$27,295	$117,236	$68,879
Selected items impacting comparability of segment profit:
LTIP charge	—	—	1,800	2,428
(Gain)/Loss on foreign currency revaluation	—	(2,850)	—	(3,423)
SFAS 133 mark-to-market adjustment	—	(875)	—	(1,431)
Segment profit excluding selected items impacting comparability	$43,970	$23,570	$119,036	$66,453